UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2026

RUM Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40079	85-1087461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

444 Gulf of Mexico Dr

Longboat Key, FL 34228
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (941) 210-0196

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RUM	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RUMBW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously disclosed on a Current Report on Form 8-K filed by RUM Group Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on June 17, 2026 (the “Original Form 8-K”), the Company consummated on June 17, 2026 (i) the voluntary public exchange offer it submitted to all shareholders of Northern Data AG, a German corporation (“Northern Data”), pursuant to that certain Business Combination Agreement, dated as of November 10, 2025, by and between the Company and Northern Data, and (ii) the purchase of all of the Northern Data shares owned by Tether Investments, S.A. de C.V., a Salvadoran Sociedad Anónima de Capital Variable (“Tether”), Apeiron Investment Group Ltd., and ART Holding GmbH and its sole owner Aroosh Thillainathan, respectively, pursuant to certain Transaction Support Agreements (the transactions described in (i) and (ii), the “Acquisition”), and as a result of the consummation of the Acquisition, the Company acquired approximately 85.2% of all of the outstanding Northern Data shares.

In the Original Form 8-K, the Company stated its intention to file the consolidated financial statements of Northern Data and the pro forma financial information of the Company required by parts (a) and (b) of Item 9.01 of Form 8-K not later than 71 calendar days after the date that Item 2.01 of the Original Form 8-K was required to be filed with the SEC. This Current Report on Form 8-K/A (this “Amendment No. 1”) amends and supplements the Original Form 8-K to include the required financial information, which is filed as exhibits hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The audited consolidated financial statements of Northern Data as of and for the years ended December 31, 2025 and 2024 are incorporated herein by reference to pages F-1 to F-126 of the Registration Statement on Form S-4 filed by the Company with the SEC on April 13, 2026. The unaudited consolidated financial statements of Northern Data as of and for the three months ended March 31, 2026 are attached hereto as Exhibit 99.2 and incorporated herein by reference to this Item 9.01(a).

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2026 and for the year ended December 31, 2025, after giving effect to the Acquisition, and the related notes thereto, are attached hereto as Exhibit 99.1 and incorporated herein by reference to this Item 9.01(b).

The pro forma financial information included in this Amendment No. 1 has been presented for informational purposes only, as required by Form 8-K. It does not purport to represent the actual results of operations that the Company and Northern Data would have achieved had the companies been combined during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the combined company may achieve after the Acquisition.

(c) Exhibits

Exhibit No.	Description
23.1	Consent of Liebhart & Kollegen Wirtschaftsprüfer Steuerberater, independent auditor of Northern Data AG.
99.1	Unaudited pro forma condensed combined financial information of RUM Group Inc. as of and for the six months ended June 30, 2026 and for the year ended December 31, 2025, and the related notes thereto.
99.2	Unaudited consolidated financial statements of Northern Data as of and for the three months ended March 31, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUM Group Inc.

Date: August 28, 2026	By:	/s/ Michael Masci
	Name:	Michael Masci
	Title:	Chief Financial Officer

3